UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)
April 25, 2006
Doane Pet Care Company
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-27818 (Commission File Number)	43-1350515 (IRS Employer Identification No.)

210 Westwood Place South, Suite 400 Brentwood, TN (Address of Principal Executive Offices)	37027 (Zip Code)
Registrant’s telephone number, including area code: (615) 373-7774
NOT APPLICABLE
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.
     On April 25, 2006, Doane Pet Care Company (the “Company”) and its parent corporation, Doane Pet Care Enterprises, Inc. (“Enterprises”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Mars, Incorporated (“Mars”), pursuant to which Mars will acquire all of the outstanding stock of Enterprises.
     The acquisition of Enterprises’ outstanding stock by Mars will be effected through the merger of MVA I Corp., a Delaware corporation formed by Mars to effect the transaction, with and into Enterprises. In accordance with the Merger Agreement, consummation of the transaction is subject to customary terms and conditions, including, but not limited to, regulatory approvals.
     Completion of the transaction will constitute a change of control of the Company, triggering repayment or redemption obligations under the Company’s senior credit facility and governing documents of certain of its securities. In connection with, and subject to consummation of, the transaction, the Company intends to commence tender offers for all of its Senior Notes due 2010 and its Senior Subordinated Notes due 2015. The Company will also solicit consents to certain amendments to the indentures for those notes. Subject to the terms and conditions of the tender offer and consent solicitation, the total consideration to be paid for each validly tendered 2010 Senior Note and 2015 Senior Subordinated Note will be paid in cash and calculated based in part on the present value of the required payments to, and the redemption premium payable as of, March 1, 2007 (in the case of the 2010 Senior Notes) and November 15, 2010 (in the case of the 2015 Senior Subordinated Notes) and a discount rate equal to the yield of the 3.375% U. S. Treasury Security due February 28, 2007 (in the case of the 2010 Senior Notes) and the 4.5% U.S. Treasury Security due November 15, 2010 (in the case of the 2015 Senior Subordinated Notes), plus in each case 50 basis points. The debt tender offers will only be made pursuant to definitive tender offer materials that will be distributed to the Company’s note holders. The detailed methodology for calculating the total tender offer consideration will be included in those materials.
     The Company is also party to other agreements in the ordinary course of business that may contain change of control provisions. Under these agreements, completion of the transaction may require the Company to take certain actions or obtain necessary consents.
Section 7—Regulation FD
Item 7.01. Regulation FD Disclosure.
     On April 26, 2006, the Company and Mars issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.
     In accordance with General Instruction B.2 of Form 8-K, the foregoing information, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, each as amended, except as shall be expressly set forth by specific reference in such a filing.
Section 9—Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits
     99.1      Press Release Dated April 26, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DOANE PET CARE COMPANY
By:	/s/ PHILIP K. WOODLIEF
Philip K. Woodlief
Vice President, Finance and Chief Financial Officer

Date: May 1, 2006

EXHIBIT INDEX

Exhibit
Index	Description

99.1	Press Release Dated April 26, 2006